UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2021
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road	Raleigh	North Carolina	27609
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (919) 716-7000
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $1	FCNCA	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A	FCNCP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
Voting Results for Special Meeting of Stockholders
On February 9, 2021, First Citizens BancShares, Inc. (“First Citizens”) held a special meeting of its common stockholders (the “First Citizens special meeting”). At the First Citizens special meeting, First Citizens’ common stockholders approved the issuance of Class A common stock (the “First Citizens Stock Issuance Proposal”) to holders of common stock of CIT Group Inc. (“CIT”) in connection with the merger as contemplated by the Agreement and Plan of Merger, dated October 15, 2020 (the “Merger Agreement”) by and among First Citizens, CIT, FC Merger Subsidiary IX, Inc., and First-Citizens Bank & Trust Company. The First Citizens Stock Issuance Proposal received the affirmative vote of 99.9% of the votes cast.
The second proposal was to approve the adjournment of the First Citizens special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the First Citizens Stock Issuance Proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of First Citizens common stock (the “Adjournment Proposal”). A preliminary count showed that there were more than enough votes to approve the First Citizens Stock Issuance Proposal. Therefore, the Adjournment Proposal was not called.
The proposals listed above are described in detail in the joint proxy statement/prospectus filed by First Citizens with the U.S. Securities and Exchange Commission on December 23, 2020.
A total of 9,816,405 shares of First Citizens common stock were present or represented by proxy at the First Citizens special meeting. This represented approximately 100% of the shares of First Citizens common stock that were outstanding and entitled to vote at the First Citizens special meeting, constituting a quorum for all matters to be presented at the First Citizens special meeting.
The number of votes cast for or against the First Citizens Stock Issuance Proposal, and the number of abstentions and broker non-votes, has been certified and are set forth in the table below.

	Class A and B Common Stock Voting as a Group
Name of Nominee	For	Against/Withheld	Abstentions	Broker Non-Votes	Uncast
Approval of the First Citizens Stock Issuance Proposal	20,958,956	9,739	21,273	—	—

Item 8.01.    Other Events
On February 9, 2021, First Citizens and CIT issued a joint press release announcing that First Citizens and CIT received stockholder approval for the merger of their companies at their respective special meetings. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
    (d) Exhibits. The following exhibit accompanies this report.

Exhibit No.	Description

99.1	Joint Press Release of First Citizens BancShares, Inc. and CIT Group Inc., dated February 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	February 9, 2021	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer